Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 133-125485

SUBJECT TO REVISION DATED DECEMBER 12, 2005

$870,750,000 (Approximate)

GMAC RFC

Mortgage Asset-Backed Pass-Through Certificates,

Series 2005-NC1

RAMP Series 2005-NC1 Trust

Issuer

NEW CENTURY MORTGAGE CORPORATION and home 123 corporation

Originators

Residential Asset Mortgage Products, Inc.

Depositor (SEC File No. 333-125485)

Residential Funding Corporation

Master Servicer

DECEMBER 12, 2005

CREDIT SUISSE FIRST BOSTON

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

This communication is being delivered to you solely to provide you with information about the offering of the certificates referred to in this communication and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have provided written or electronic notice to you expressly accepting your offer to purchase certificates. You may withdraw your offer to purchase certificates at any time prior to receipt of notice of acceptance. The information in this communication supersedes any information contained in any prior materials relating to the certificates.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

RAMP Series 2005-NC1

Certificates
Class	Interest Type	Approximate Size(1)	Interest Accrual Basis	Principal Type	Expected WAL (yrs)(2) Call/Mat	Expected Principal Window (months)(2) Call/Mat	Expected Maturity Date To Call (2)	Final Scheduled Distribution Date(7)	Expected Ratings (M / S)
A-I-1 (3) (4)	Floating	$189,928,000	Act/360	SEQ	1.00 / 1.00	1 - 21 / 1 - 21	Sep 2007	Sep 2027	Aaa/AAA
A-I-2 (3) (4)	Floating	73,052,000	Act/360	SEQ	2.00 / 2.00	21 - 28 / 21 - 28	April 2008	Sep 2030	Aaa/AAA
A-I-3 (3) (4)	Floating	138,423,000	Act/360	SEQ	3.50 / 3.50	28 - 63 / 28 - 63	March 2011	Oct 2034	Aaa/AAA
A-I-4(3) (4)	Floating	64,343,000	Act/360	SEQ	6.07 / 7.63	63 - 75 / 63 - 173	March 2012	Dec 2035	Aaa/AAA
A-II (5)	Floating	405,004,000	Act/360	PT	2.64 / 2.89	1 - 75 / 1 - 177	March 2012	Dec 2035	Aaa/AAA
Offered Certificates		$870,750,000
SB (6)	N/A	29,250,000	N/A	SUB	Not Offered Hereby				N/A
R (6)	N/A	N/A	N/A	RES	Not Offered Hereby				N/A
Total Certificates		$900,000,000

Notes:

  Class sizes subject to a 10% variance.

  Pricing Speed Assumption:

  Fixed: 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).

  ARMs: 100% PPC (100% PPC prepayment assumption assumes (i) a per annum prepayment rate of 2% of the then outstanding principal balance of the adjustable-rate Mortgage Loans in the first month of the life of the Mortgage Loans, (ii) an additional 28%/11 per annum in each month thereafter through the eleventh month, (iii) a constant prepayment rate of 30% per annum in the twelfth month through the twenty-second month, (iv) a constant prepayment rate of 50% per annum in the twenty-third month through the twenty-seventh month and (v) a constant prepayment rate of 35% per annum thereafter).

  The pass-through rate on the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4 and Class A-II Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the applicable Net WAC Cap Rate and (iii) 14.00% per annum.

  If the 10% optional call is not exercised, the margin on the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4 and Class A-II Certificates will double, beginning on the second Distribution Date after the first possible optional call date.

  The Class A-II Certificates are not offered hereby but will be offered pursuant to the prospectus.

  Not offered hereby.

  For the Class A-I-1, Class A-I-2 and Class A-I-3 Certificates, the Final Scheduled Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage Loans, no termination of the Trust on the Optional Termination Date and no Excess Cash Flow on any Distribution Date. For the Class A-I-4 and Class A-II Certificates, the Final Scheduled Distribution Date is the Distribution Date in the month following the maturity of the latest maturing Mortgage Loan.

Transaction Overview
Issuer:	RAMP Series 2005-NC1 Trust.
Certificates:

The Class A-I-1 Certificates, Class A-I-2 Certificates, Class A-I-3 Certificates and Class A-I-4 Certificates (collectively, the "Class A-I Certificates"), backed by fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Group I Loans").

The Class A-II Certificates, backed by fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Freddie Mac limitations (the "Group II Loans").

The Class A-I Certificates and the Class A-II Certificates are collectively referred to as the "Class A Certificates."

The Class SB Certificates are not offered hereby.

The Class A Certificates will be offered via the Prospectus (the "Offered Certificates").

The Class A-II Certificates will be offered by the Prospectus but are not offered hereby.

Certificate Insurer:	Financial Guaranty Insurance Corporation ("FGIC"), which is rated "AAA" by S&P and "Aaa" by Moody's.
Lead Manager:	Credit Suisse First Boston LLC
Co-Lead Manager:	Residential Funding Securities Corporation
Yield Maintenance Agreement Counterparty:	HSBC Bank USA, National Association
Depositor:	Residential Asset Mortgage Products, Inc. ("RAMP"), an affiliate of Residential Funding Corporation.
Originators:	New Century Mortgage Corporation and Home123 Corporation.
Trustee:	U.S. Bank National Association.
Master Servicer:	Residential Funding Corporation (the "Seller", "Master Servicer" or "Residential Funding"), a wholly-owned subsidiary of GMAC Mortgage Group, Inc.
Subservicer:

Primary servicing will be provided by HomeComings Financial Network, Inc. ("HomeComings") with respect to all of the Mortgage Loans. HomeComings is a wholly-owned subsidiary of Residential Funding Corporation.

Cut-off Date:	December 1, 2005 after deducting payments due during the month of December 2005.
Settlement Date:	On or about December 28, 2005.
Distribution Dates:	25th of each month (or the next business day if such day is not a business day) commencing on January 25, 2006.
Form of Certificates:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	For the Class A Certificates: $100,000 and integral multiples of $1 in excess thereof.
ERISA Considerations:

Subject to considerations described in the prospectus, the Class A Certificates are expected to be eligible for purchase by employee benefit plans or other plans or arrangements that are subject to ERISA or section 4975 of the Internal Revenue Code (collectively, "Plans"), subject to important restrictions described in the prospectus and prospectus supplement. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of such a Plan's acquisition and ownership of such Class A Certificates.

Legal Investments:	The Certificates will not constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.
Tax Status:	One or more REMIC elections.
Mortgage Loans:

The mortgage pool will consist of fixed-rate and adjustable-rate mortgage loans secured by first and second liens on mortgaged properties, the "Mortgage Loans." Approximately 27.39% of the Mortgage Loans provide for an initial interest only period of up to five years. The statistical pool of Mortgage Loans described herein has an approximate aggregate principal balance of $924,230,452 as of the Cut-off Date. On the Settlement Date, the aggregate principal balance of the Mortgage Loans in the pool will total approximately $900,000,000.

The Group I Loans will consist of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations. The statistical pool of Group I Loans has an approximate aggregate principal balance of $494,351,644 as of the Cut-Off Date. On the Settlement Date, the aggregate principal balance of the Group I Loans will total approximately $481,391,279.

The Group II Loans will consist of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Freddie Mac limitations. The statistical pool of Group II Loans has an approximate aggregate principal balance of $429,878,809 as of the Cut-Off Date. On the Settlement Date, the aggregate principal balance of the Group II Loans will total approximately $418,608,721.

Silent Seconds:

The mortgaged properties relating to approximately 37.22%, 14.69% and 26.74% of the Group I Loans, Group II Loans and aggregate first-lien Mortgage Loans, respectively, are subject to a second-lien mortgage loan, based solely on the information made available to the Depositor. None of the related second lien mortgage loans are part of the mortgage pool. The weighted average combined original loan-to-value ratio of the Mortgage Loans, including the Silent Seconds is 88.64%, 82.14% and 85.62% for the Group I Loans, Group II Loans and aggregate Mortgage Loans, respectively.

RASC KS and RAMP RS Program Eligible:

As of the Cut-off Date approximately 75.22% of the mortgage loans are eligible under the RASC KS program. RFC has established the AlterNet program primarily for the purchase of mortgage loans that are made to borrowers that may have imperfect credit histories, higher debt to income ratios or mortgage loans that present certain other risks to investors. The mortgage collateral sellers that participate in this program have been selected by RFC on the basis of criteria set forth in RFC's Client Guide, referred to as the Guide. For those mortgage loans that RFC purchased from sellers in this program, each mortgage loan determined by RFC to be acceptable for purchase would have been originated in accordance with or would have been determined to be generally consistent with the provisions of the Guide.

As of the Cut-off Date approximately 24.78% of the mortgage loans are eligible under the RAMP RS program. RFC has established the "Negotiated Conduit Asset Program" or NCA program. Through the NCA program, RFC seeks to acquire recently originated mortgage loan products with characteristics that do not meet traditional "A" quality credit requirements, which are then securitized under the RAMP shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan with a higher loan-to-value ratio than the credit grade within RFC's "AlterNet" program guidelines allow.

Prepayment Assumptions:

Fixed Rate Mortgage Loans: 23% HEP (assumes that prepayments start at 2.3% CPR in month one, increase by 2.3% each month to 23% CPR in month ten, and remain constant at 23% CPR thereafter).

Adjustable Rate Mortgage Loans: 100% PPC (100% PPC prepayment assumption assumes (i) a per annum prepayment rate of 2% of the then outstanding principal balance of the adjustable-rate Mortgage Loans in the first month of the life of the Mortgage Loans, (ii) an additional 28%/11 per annum in each month thereafter through the eleventh month, (iii) a constant prepayment rate of 30% per annum in the twelfth month through the twenty-second month, (iv) a constant prepayment rate of 50% per annum in the twenty-third month through the twenty-seventh month and (v) a constant prepayment rate of 35% per annum thereafter).

Optional Call:

If the aggregate stated principal balance of the Mortgage Loans falls below 10% of the aggregate original principal balance of the Mortgage Loans (the "Optional Call Date"), the Master Servicer or its designee may terminate the trust. However, no purchase of the mortgage loans or the certificates will be permitted if it would result in a draw on the financial guaranty insurance policy, and no purchase of the mortgage loans or the certificates will be permitted if the certificate insurer can show a reasonable probability that it would result in a draw on the financial guaranty insurance policy unless, in either case, the certificate insurer consents to the termination. The exercise of the optional call may be subject to limitations as described in the prospectus supplement.

Group I Basis Risk Shortfall:

With respect to each class of the Class A-I Certificates and any Distribution Date on which the Group I Net WAC Cap Rate is used to determine the pass-through rate of that class of the Class A-I Certificates, an amount equal to the excess of (i) accrued certificate interest for that class of the Class A-I Certificates calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class of the Class A-I Certificates calculated using the Group I Net WAC Cap Rate.

Group I Basis Risk Shortfall Carry-Forward Amounts:

With respect to each class of Class A-I Certificates and any Distribution Date, an amount equal to the aggregate amount of Group I Basis Risk Shortfall for that class of Class A-I Certificates on that Distribution Date, plus any unpaid Group I Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate.

Group II Basis Risk Shortfall:

With respect to the Class A-II Certificates and any Distribution Date on which the Group II Net WAC Cap Rate is used to determine the pass-through rate for Class A-II Certificates, an amount equal to the excess of (i) accrued certificate interest for the Class A-II Certificates calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for the Class A-II Certificates calculated using the Group II Net WAC Cap Rate.

Group II Basis Risk Shortfall Carry-Forward Amounts:

With respect to the Class A-II Certificates and any Distribution Date, an amount equal to the aggregate amount of Group II Basis Risk Shortfall on that Distribution Date, plus any unpaid Group II Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for the Class A-II Certificates.

Relief Act Shortfalls:

With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or any similar legislation or regulation. Relief Act Shortfalls will be covered by available Excess Cash Flow in the current period only. Any Relief Act Shortfalls allocated to the Certificates for the current period not covered by Excess Cash Flow in the current period will remain unpaid.

Credit Enhancement:

A. The FGIC Policy.

In accordance with the terms of the financial guaranty insurance policy, FGIC will unconditionally and irrevocably guarantee:

  Shortfalls in the amounts available to pay the interest distribution amount on any Distribution Date except as provided below;

  Any losses allocated to the Class A Certificates if not covered by Excess Cash Flow or overcollateralization; and

  The outstanding certificate principal balance of the Class A Certificates on the Distribution Date in December 2035.

The policy will not guarantee the payment of Group I Basis Risk Shortfalls, Group II Basis Risk Shortfalls, Relief Act Shortfalls or Prepayment Interest Shortfalls.

.B. Overcollateralization ("OC").

Initial (% Orig) 3.25%

OC Target (% Orig) 3.25%

Stepdown OC Target (% Current) 6.50%

OC Floor (% Orig) 0.50%

C. Excess Spread.
Initially equal to approximately [282] bps per annum.

D. Yield Maintenance Agreement.

Any amounts payable under the Yield Maintenance Agreement on each Distribution Date will be included in Excess Cash Flow and will be distributed in accordance with the priority set forth below under "Excess Cash Flow Distributions."

Excess Cash Flow Distributions:

On any Distribution Date, Excess Cash Flow will be allocated among the Certificates as set forth in the Prospectus Supplement in the following order of priority:

  as part of the Principal Distribution Amount, to pay to the holders of the Class A Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A Certificates and remaining unreimbursed, but only to the extent of Subsequent Recoveries;
  as part of the Principal Distribution Amount, to pay to the holders of the Class A Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;
  to pay the certificate insurer any cumulative insurance payments in respect of the Class A Certificates that remain unpaid as of such Distribution Date From Excess Cash Flow for that Distribution Date, other than amounts received by the trust under the Yield Maintenance Agreement, to the certificate insurer for prior draws made on the financial guaranty insurance policy allocable to the Class A Certificates;
  to pay the holders of the Class A Certificates as part of the Principal Distribution Amount, any Overcollateralization Increase Amount;
  to pay the holders of Class A Certificates, any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls previously allocated thereto that remain unreimbursed, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;
  to pay the holders of the Class A Certificates, any Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid Prepayment Interest Shortfalls previously allocated thereto;
  to pay the holders of the Class A Certificates, on a pro rata basis, based on the amount of the Group I Basis Risk Shortfall Carry Forward Amount and Group II Basis Risk Shortfall Carry Forward Amount, as applicable, previously allocated thereto that remain unreimbursed, the amount of any Group I Basis Risk Shortfall Carry Forward Amount and Group II Basis Risk Carry Forward Amount remaining unpaid as of that Distribution Date;
  to pay to the holders of the Class A Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;
  to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed; and
  to pay to the holders of the Class SB and Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

On any Distribution Date, the amounts described in clause (2), (3) and (4) above will be paid first from Excess Cash Flow for that Distribution Date, other than amounts received by the trust under the Yield Maintenance Agreement, and second from amounts received by the trust under the Yield Maintenance Agreement.

Interest Accrual Period:	From and including the preceding Distribution Date (for the first accrual period, the Closing Date) up to but excluding the current Distribution Date on an actual/360 basis.

Class A-I Pass-Through Rates:

On each Distribution Date, the Pass-Through Rate on each class of Class A-I Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus the related margin for that class, and for each Class of A-I Certificates beginning on the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus two-times the related margin, (y) the Group I Net WAC Cap Rate and (z) 14.00% per annum.

Class A-II Pass-Through Rate:

On each Distribution Date, the Pass-Through Rate on the Class A-II Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus the related margin, and beginning on the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus two-times the related margin, (y) the Group II Net WAC Cap Rate and (z) 14.00% per annum.

Group I Net WAC Cap Rate:

For any Distribution Date and the Class A-I Certificates, a per annum rate (which will not be less than zero) equal to the weighted average of the Net Mortgage Rates of the Group I Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

Group II Net WAC Cap Rate:

For any Distribution Date and the Class A-II Certificates, a per annum rate (which will not be less than zero)equal to the weighted average of the Net Mortgage Rates of the Group II Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

Net WAC Cap Rate:	The Group I Net WAC Cap Rate or the Group II Net WAC Cap Rate, as applicable.
Net Mortgage Rate:

With respect to any mortgage loan, the mortgage rate thereon minus (i) the rates at which the master servicing and subservicing fees are paid and (ii) the rate at which the premium for the financial guaranty insurance policy is paid; provided, that for purposes of this calculation, the rate at which the premium for the financial guaranty insurance policy is paid shall be multiplied by a fraction equal to (x) the aggregate certificate principal balance of the Class A Certificates over (y) the aggregate stated principal balance of the mortgage loans.

Eligible Master Servicing Compensation:

For any Distribution Date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the stated principal balance of the Mortgage Loans immediately preceding that Distribution Date, and (b) the sum of the master servicing fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to that Distribution Date, in each case with respect to the related loan group. Excess Cash Flow may also be available to cover Prepayment Interest Shortfalls, subject to the priority of distribution set forth under "Excess Cash Flow Distributions".

Advances:	The Master Servicer will advance delinquent principal and interest to the extent the advance is recoverable from future collections on the Mortgage Loan.
Overcollateralization Amount:

With respect to any Distribution Date, the excess, if any, of (a) the aggregate stated principal balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b) the aggregate certificate principal balance of the Class A Certificates, as of such date, before taking into account distributions of principal to be made on that Distribution Date.

Required Overcollateralization Amount:

With respect to any Distribution Date (a) if such Distribution Date is prior to the Stepdown Date, [3.25]% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, or (b) if such Distribution Date is on or after the Stepdown Date, the greater of (i) [6.50]% of the current aggregate stated principal balance of the Mortgage Loans as of the end of the related due period and (ii) the Overcollateralization Floor; provided that, if certain trigger events specified in the pooling and servicing agreement are not satisfied, the Required Overcollateralization Amount will be an amount equal to the Required Overcollateralization Amount for the immediately preceding Distribution Date. The Required Overcollateralization Amount may be reduced upon confirmation from each of the rating agencies that such reduction will not adversely affect the ratings of the Certificates.

Stepdown Date:

The Distribution Date which is the later to occur of (x) the Distribution Date in July 2008 and (y) the first distribution date on which aggregate stated principal balance of the Mortgage Loans as of the end of the related due period is less than one-half of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date.

Overcollateralization Floor:	An amount equal to 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount:

With respect to any Distribution Date, an amount equal to the lesser of (i) Excess Cash Flow from the Mortgage Loans available for payment of the Overcollateralization Increase Amount for that Distribution Date, as provided in clause (4) under "Excess Cash Flow Distributions" and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that Distribution Date over (y) the Overcollateralization Amount for that Distribution Date.

Overcollateralization Reduction Amount:

With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) Principal Remittance Amount for that Distribution Date.

Excess Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount.
Excess Cash Flow:

For any Distribution Date, the sum of (a) the excess of (1) the available distribution amount for that Distribution Date over (2) the sum of (x) the interest distribution amount for the Certificates and (y) the lesser of (i) the aggregate certificate principal balance of the Class A Certificates immediately prior to such Distribution Date and (ii) the Principal Remittance Amount for that Distribution Date to the3 extent not needed to pay interest on the Class A Certificates on such Distribution Date, (b) the Overcollateralization Reduction Amount, and (c) any amounts received by the Trust under the Yield Maintenance Agreement for that Distribution Date. Excess Cash Flow may be used to protect the Class A Certificates against realized losses by making additional payments of principal up to the amount of the realized losses to the extent described above in "Excess Cash Flow Distributions".

Principal Distribution Amount:

For any Distribution Date, the lesser of (a) the excess of (i) the available distribution amount for that Distribution Date plus for inclusion in Excess Cash Flow for purposes of clause (b)(iii) and (iv) in this definition, the amounts received by the trustee under the Yield Maintenance Agreement for that Distribution Date to the extent set forth in clauses (2) and (4) under the "Excess Cash Flow Distributions" above, over the interest distribution amount and (b) the sum of (i) the Principal Remittance Amount for the Mortgage Loans, (ii) Subsequent Recoveries in an amount not to exceed losses previously allocated to any class of Class A Certificates that remain unreimbursed on that Distribution Date, (iii) the lesser of (a) Excess Cash Flow for that Distribution Date, to the extent not used in clause (b)(ii) in this definition on such Distribution Date and (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any mortgage loans in the calendar month preceding that Distribution Date to the extent covered by Excess Cash Flow for that Distribution Date as described under "Excess Cash Flow Distributions" above and (iv) the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used pursuant to clauses (b)(ii) and (iii) of this definition on such Distribution Date and (b) the amount of any Overcollateralization Increase Amount for that Distribution Date minus (i) the amount of any Overcollateralization Reduction Amount for that Distribution Date and (ii) certain other amounts with respect to servicing modifications as set forth in the pooling and servicing agreement.

In no event will the Principal Distribution Amount on any Distribution Date be less than zero or greater than the outstanding Certificate principal balance of the Class A Certificates.

Group I Principal Distribution Amount:

On any Distribution Date, the Principal Distribution Amount multiplied by a fraction, the numerator of which is the portion of the Principal Allocation Amount related to the Group I Loans for that Distribution Date and the denominator of which is the Principal Allocation Amount for all of the Mortgage Loans for that Distribution Date.

Group II Principal Distribution Amount:

On any Distribution Date, the Principal Distribution Amount multiplied by a fraction, the numerator of which is the portion of the Principal Allocation Amount related to the Group II Loans for that Distribution Date and the denominator of which is the Principal Allocation Amount for all of the Mortgage Loans for that Distribution Date.

Principal Allocation Amount:

With respect to any Distribution Date, the sum of (a) the Principal Remittance Amount for that Distribution Date and (b) the amount described in clause (b)(ii) of the definition of Principal Distribution Amount for that Distribution Date and (c) the aggregate amount of the principal portion of realized losses on the Mortgage Loans in the calendar month preceding that Distribution Date, to the extent covered by Excess Cash Flow for that Distribution Date as described under "Excess Cash Flow Distributions" above minus (d) certain amounts with respect to servicing modifications as set forth in the pooling and servicing agreement; provided that on any Distribution Date on which there is insufficient Excess Cash Flow to cover all realized losses on the Mortgage Loans, in determining the Group I Principal Distribution Amount and Group II Principal Distribution Amount, the available Excess Cash Flow will be allocated to the Class A-I Certificates and Class A-II Certificates, pro rata, based on the principal portion of realized losses on the Group I Loans and Group II Loans, respectively.

Class A Interest Distribution Priority:

With respect to each class of Class A Certificates and any Distribution Date, the amount available for payment of accrued certificate interest thereon for that Distribution Date plus accrued certificate interest thereon remaining unpaid from any prior Distribution Date, in the amounts and priority as follows:

  first, concurrently, to the Class A-I Certificates, pro rata, from the Class A-I Interest Remittance Amount, and to the Class A-II Certificates, from the Class A-II Interest Remittance Amount;
  second, to the Class A-I Certificates, pro rata, from the remaining Class A-II Interest Remittance Amount and to the Class A-II Certificates, from the remaining Class A-I Interest Remittance Amount, as needed after taking into account any distribution in respect of interest on the Class A Certificates made in first above;
  third, concurrently, from the Principal Remittance Amount related to Loan Group I to the Class A-I Certificates, pro rata, and from the Principal Remittance Amount related to Loan Group II to the Class A-II Certificates, after taking into account any distributions in respect of interest on the Class A Certificates made in clauses first and second above; and
  fourth, from the remaining Principal Remittance Amount related to Loan Group II to the Class A-I Certificates, pro rata, or from the remaining Principal Remittance Amount related to Loan Group I to the Class A-II Certificates, as needed after taking into account any distributions in respect of interest on the Class A Certificates made in clauses first, second and third above.

Class A-I Interest Remittance Amount:	With respect to any Distribution Date, the portion of the available distribution amount for that Distribution Date attributable to interest received or advanced with respect to the Group I Loans.
Class A-II Interest Remittance Amount:	With respect to any Distribution Date, the portion of the available distribution amount for that Distribution Date attributable to interest received or advanced with respect to the Group II Loans.
Principal Remittance Amount:

For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding Subsequent Recoveries.

Principal Distributions:

The Principal Distribution Amount will be distributed on any Distribution Date as follows:

  first, concurrently, the Group I Principal Distribution Amount, sequentially, to the Class A-I-1 Certificates, Class A-I-2 Certificates, Class A-I-3 Certificates and Class A-I-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero and the Group II Principal Distribution Amount, to the Class A-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and
  second, after application of payments pursuant to "first" above, concurrently, the Group II Principal Distribution Amount, sequentially, to the Class A-I-1 Certificates, Class A-I-2 Certificates, Class A-I-3 Certificates and Class A-I-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero or the Group I Principal Distribution Amount, to the Class A-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

Subsequent Recoveries:	Subsequent recoveries, net of reimbursable expenses, with respect to Mortgage Loans that have been previously liquidated and that have resulted in a realized loss.
Allocation of Losses:

Any realized losses will be allocated or covered as follows:

  by Excess Cash Flow for the related Distribution Date (as further described in the prospectus supplement);
  by reduction of the Overcollateralization Amount, until reduced to zero (as further described in the prospectus supplement); and
  for losses on the Group I Loans, to the Class A-I Certificates on a pro rata basis, and for losses on the Group II Loans, to the Class A-II Certificates, in each case until the certificate principal balances thereof have been reduced to zero.

Prospectus:

The Offered Certificates will be offered pursuant to a Prospectus which includes a Prospectus Supplement (together, the "Prospectus"). Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Prospectus. The foregoing is qualified in its entirety by the information appearing in the Prospectus.

Yield Maintenance Agreement

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with HSBC Bank USA, National Association (the "Counterparty") for the benefit of the Class A Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on an amount equal to the lesser of (a) the notional amount set forth in the table below and (b) the outstanding certificate principal of the Class A Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 4.33% beginning with the Distribution Date in January 2006. The Yield Maintenance Agreement will terminate after the Distribution Date in December 2010.
Yield Maintenance Agreement Schedule
Period	Distribution Date	Notional Balance	Period	Distribution Date	Notional Balance
1	01/25/2006	870,750,000	31	07/25/2008	257,930,440
2	02/25/2006	864,244,192	32	08/25/2008	257,473,714
3	03/25/2006	855,244,511	33	09/25/2008	246,770,101
4	04/25/2006	843,738,443	34	10/25/2008	236,528,818
5	05/25/2006	829,732,110	35	11/25/2008	226,729,315
6	06/25/2006	813,251,524	36	12/25/2008	217,351,051
7	07/25/2006	794,343,318	37	01/25/2009	208,377,408
8	08/25/2006	773,076,038	38	02/25/2009	199,789,274
9	09/25/2006	749,538,862	39	03/25/2009	191,569,579
10	10/25/2006	724,325,033	40	04/25/2009	183,702,027
11	11/25/2006	697,605,234	41	05/25/2009	176,171,056
12	12/25/2006	670,921,337	42	06/25/2009	168,963,094
13	01/25/2007	645,226,497	43	07/25/2009	162,062,783
14	02/25/2007	620,483,734	44	08/25/2009	155,456,329
15	03/25/2007	596,657,460	45	09/25/2009	149,130,805
16	04/25/2007	573,713,424	46	10/25/2009	143,073,862
17	05/25/2007	551,618,668	47	11/25/2009	137,273,711
18	06/25/2007	530,341,473	48	12/25/2009	131,719,168
19	07/25/2007	509,851,311	49	01/25/2010	126,399,417
20	08/25/2007	490,118,806	50	02/25/2010	121,304,160
21	09/25/2007	471,093,949	51	03/25/2010	116,423,587
22	10/25/2007	443,605,332	52	04/25/2010	111,748,327
23	11/25/2007	411,889,904	53	05/25/2010	107,269,429
24	12/25/2007	382,524,331	54	06/25/2010	102,978,340
25	01/25/2008	355,327,136	55	07/25/2010	98,866,894
26	02/25/2008	330,132,357	56	08/25/2010	94,927,286
27	03/25/2008	311,575,573	57	09/25/2010	91,152,060
28	04/25/2008	297,248,085	58	10/25/2010	87,534,019
29	05/25/2008	283,544,413	59	11/25/2010	84,066,424
30	06/25/2008	270,450,656	60	12/25/2010	80,741,182

Group I Collateral Summary
Current Principal Balance	$494,351,643.66
Number of Mortgage Loans	2,134

	Average	Minimum	Maximum
Original Principal Balance	$231,853.01	$20,000.00	$950,000,00.00
Current Principal Balance	$231,654.94	$19,953.06	$950,000,00.00

	Weighted Average	Minimum	Maximum
Original Term (mos)	359	180	360
Age (mos)	2	0	8
Gross Mortgage Rate	7.578%	5.250%	13.200%
Loan-to-Value Ratio	81.43%	13.00%	100.00%
Credit Score	634	500	813

Margin (%)	6.048%	3.690%	8.100%
Initial Periodic Cap (%)	1.500%	1.000%	1.500%
Periodic Cap (%)	1.500%	1.000%	1.500%
Maximum Mortgage Rate (%)	14.552%	12.250%	18.500%
Minimum Mortgage Rate (%)	7.557%	5.550%	11.500%
Next Rate Adj. (mos)	24	19	36

Lien Position	% of Loan Group	Loan Type	% of Loan Group
1st Lien	98.00%	Adjustable-rate	82.11%
		Fixed-rate	17.89%
Occupancy	% of Loan Group
Primary Residence	90.78%	Loan Purpose	% of Loan Group
Non-Owner Occupied	5.30%	Purchase	52.29%
Second/Vacation	3.92%	Equity Refinance	47.49%
		Rate/Term Refinance	0.22%
Documentation	% of Loan Group
Full Documentation	52.49%	Property Type	% of Loan Group
Reduced Documentation	47.51%	Single Family (detached)	68.20
		Detached PUD	15.53
Servicing	% of Loan Group	Two-to-four family units	6.95
Homecomings	100.00%	Condo under 5 stories	6.56
		Attached PUD	2.70
		Townhouse/rowhouse	0.05
		Leasehold	0.02

		% over Prepayment Penalty	68.98%
		% with Interest Only Period	31.20%

Group I Credit Scores
Range of Credit Scores	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Original LTV
500 - 519	81	$12,667,665	2.56%	$156,391	510
520 - 539	119	23,356,459	4.72	196,273	530
540 - 559	137	28,826,495	5.83	210,412	550
560 - 579	152	29,994,551	6.07	197,333	568
580 - 599	228	43,930,547	8.89	192,678	589
600 - 619	242	57,090,728	11.55	235,912	610
620 - 639	309	72,732,517	14.71	235,380	629
640 - 659	261	64,895,067	13.13	248,640	650
660 - 679	200	53,502,487	10.82	267,512	669
680 - 699	146	41,785,925	8.45	286,205	689
700 - 719	87	21,196,584	4.29	243,639	709
720 - 739	79	19,682,210	3.98	249,142	729
740 - 759	38	11,383,581	2.30	299,568	750
760 or greater	55	13,306,827	2.69	241,942	777
Total:	2,134	$494,351,644	100.00%	$231,655	634

Group I Original Mortgage Loan Balance
Range of Original Balances ($)	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	532	$33,959,840	6.87%	$63,834	616	83.81%
100,001 - 200,000	616	91,040,795	18.42	147,793	614	79.74
200,001 - 300,000	343	84,031,811	17.00	244,991	636	80.65
300,001 - 400,000	274	96,725,686	19.57	353,013	637	82.32
400,001 - 500,000	228	101,543,741	20.54	445,367	638	80.60
500,001 - 600,000	80	43,979,528	8.90	549,744	646	84.22
600,001 - 700,000	35	22,979,487	4.65	656,557	645	82.38
700,001 - 800,000	21	15,719,056	3.18	748,526	668	80.21
800,001 - 900,000	4	3,421,700	0.69	855,425	648	86.19
900,001 or greater	1	950,000	0.19	950,000	677	75.00
Total:	2,134	$494,351,644	100.00%	$231,655	634	81.43%

Group I Net Mortgage Rates
Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
4.5000 - 4.9999	3	$1,573,000	0.32%	$524,333	663	81.93%
5.0000 - 5.4999	49	18,056,064	3.65	368,491	664	76.62
5.5000 - 5.9999	149	51,269,916	10.37	344,093	661	78.20
6.0000 - 6.4999	263	82,320,278	16.65	313,005	650	80.59
6.5000 - 6.9999	345	95,428,443	19.30	276,604	645	80.53
7.0000 - 7.4999	375	91,926,868	18.60	245,138	628	81.87
7.5000 - 7.9999	271	58,215,356	11.78	214,817	614	82.29
8.0000 - 8.4999	265	49,792,801	10.07	187,897	607	83.64
8.5000 - 8.9999	125	19,971,295	4.04	159,770	601	85.35
9.0000 - 9.4999	109	12,306,040	2.49	112,899	588	82.52
9.5000 - 9.9999	57	6,018,376	1.22	105,586	617	89.50
10.0000 - 10.4999	47	3,661,424	0.74	77,903	594	86.85
10.5000 - 10.9999	33	2,025,630	0.41	61,383	638	92.12
11.0000 - 11.4999	24	1,062,605	0.21	44,275	628	95.64
11.5000 - 11.9999	15	617,281	0.12	41,152	620	98.54
12.0000 - 12.4999	1	20,989	0.01	20,989	612	15.00
12.5000 - 12.9999	3	85,278	0.02	28,426	609	76.28
Total:	2,134	$494,351,644	100.00%	$231,655	634	81.43%

Group I Mortgage Rates
Range of Mortgage Rates (%)	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
5.0000 - 5.4999	5	$1,602,462	0.32%	$320,492	688	79.90%
5.5000 - 5.9999	71	26,422,232	5.34	372,144	662	77.24
6.0000 - 6.4999	146	49,534,638	10.02	339,278	665	78.14
6.5000 - 6.9999	301	92,310,631	18.67	306,680	650	80.56
7.0000 - 7.4999	295	80,857,448	16.36	274,093	642	80.46
7.5000 - 7.9999	387	92,045,517	18.62	237,844	627	82.32
8.0000 - 8.4999	234	50,340,514	10.18	215,130	614	81.55
8.5000 - 8.9999	271	53,681,374	10.86	198,086	606	84.08
9.0000 - 9.4999	125	20,213,646	4.09	161,709	601	84.88
9.5000 - 9.9999	117	13,609,155	2.75	116,318	588	82.80
10.0000 - 10.4999	47	5,250,733	1.06	111,718	614	88.95
10.5000 - 10.9999	55	4,529,453	0.92	82,354	601	87.68
11.0000 - 11.4999	33	1,870,160	0.38	56,672	633	93.60
11.5000 - 11.9999	27	1,329,578	0.27	49,244	630	92.60
12.0000 - 12.4999	14	503,623	0.10	35,973	618	99.21
12.5000 - 12.9999	3	165,202	0.03	55,067	623	86.14
13.0000 - 13.4999	3	85,278	0.02	28,426	609	76.28
Total:	2,134	$494,351,644	100.00%	$231,655	634	81.43%

Group I Original Loan-to-Value Ratios
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score
0.01 - 50.00	71	$11,323,036	2.29%	$159,479	598
50.01 - 55.00	30	6,590,823	1.33	219,694	596
55.01 - 60.00	24	6,166,839	1.25	256,952	586
60.01 - 65.00	42	9,357,694	1.89	222,802	573
65.01 - 70.00	80	15,684,945	3.17	196,062	593
70.01 - 75.00	103	26,523,599	5.37	257,511	592
75.01 - 80.00	849	220,965,342	44.70	260,265	652
80.01 - 85.00	212	48,739,304	9.86	229,902	600
85.01 - 90.00	361	99,504,896	20.13	275,637	632
90.01 - 95.00	139	34,793,026	7.04	250,310	651
95.01 - 100.00	223	14,702,140	2.97	65,929	659
Total:	2,134	$494,351,644	100.00%	$231,655	634

Group I Debt-to-Income
Debt-to-Income Ratios (%)	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
20.00 or less	65	$12,807,621	2.59%	$197,040	645	79.21%
20.01 - 25.00	84	12,977,060	2.63	154,489	625	82.18
25.01 - 30.00	147	25,945,224	5.25	176,498	629	79.78
30.01 - 35.00	203	41,905,851	8.48	206,433	630	79.57
35.01 - 40.00	346	74,740,116	15.12	216,012	629	81.16
40.01 - 45.00	476	113,750,138	23.01	238,971	636	82.32
45.01 - 50.00	713	190,181,856	38.47	266,735	638	82.70
50.01 - 55.00	93	20,753,502	4.20	223,156	610	73.45
55.01 - 60.00	7	1,290,275	0.26	184,325	572	66.36
Total:	2,134	$494,351,644	100.00%	$231,655	634	81.43%

Group I State Distributions of Mortgaged Properties
State or Territory	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Alabama	14	$2,132,744	0.43%	$152,339	595	87.81%
Alaska	7	1,269,223	0.26	181,318	627	83.28
Arizona	93	20,945,974	4.24	225,226	632	82.81
Arkansas	18	2,323,936	0.47	129,108	645	84.58
California	445	178,248,316	36.06	400,558	646	80.39
Colorado	35	7,452,755	1.51	212,936	641	83.00
Connecticut	23	6,375,260	1.29	277,185	623	77.63
Florida	205	39,309,578	7.95	191,754	630	80.84
Georgia	46	6,561,524	1.33	142,642	607	83.43
Hawaii	24	7,135,854	1.44	297,327	656	81.71
Idaho	12	1,356,500	0.27	113,042	615	79.64
Illinois	80	11,885,451	2.40	148,568	605	83.59
Indiana	21	2,255,671	0.46	107,413	603	86.21
Iowa	13	1,051,443	0.21	80,880	587	83.42
Kansas	7	756,315	0.15	108,045	579	79.22
Kentucky	12	1,202,303	0.24	100,192	619	83.78
Louisiana	5	681,707	0.14	136,341	588	83.02
Maine	5	428,694	0.09	85,739	585	60.33
Maryland	65	14,485,124	2.93	222,848	602	80.18
Massachusetts	75	18,678,200	3.78	249,043	637	80.45
Michigan	62	8,066,846	1.63	130,110	619	83.09
Minnesota	20	3,785,631	0.77	189,282	649	82.43
Mississippi	8	616,891	0.12	77,111	606	85.46
Missouri	26	3,148,104	0.64	121,081	599	86.64
Montana	3	597,108	0.12	199,036	593	83.15
Nebraska	11	1,070,129	0.22	97,284	607	85.86
Nevada	38	9,660,026	1.95	254,211	650	83.28
New Hampshire	11	2,224,512	0.45	202,228	642	86.24
New Jersey	82	21,280,451	4.30	259,518	630	82.48
New Mexico	13	2,170,306	0.44	166,947	664	86.48
New York	137	40,399,576	8.17	294,887	650	81.02
North Carolina	28	4,685,799	0.95	167,350	610	81.58
North Dakota	1	75,900	0.02	75,900	693	100.00
Ohio	37	4,334,703	0.88	117,154	598	88.44
Oklahoma	9	1,026,249	0.21	114,028	628	88.44
Oregon	32	5,807,888	1.17	181,497	616	81.32
Pennsylvania	50	6,811,299	1.38	136,226	613	86.53
Rhode Island	11	2,149,642	0.43	195,422	657	80.29
South Carolina	25	3,223,816	0.65	128,953	606	83.61
Tennessee	20	2,357,258	0.48	117,863	597	83.87
Texas	159	17,177,568	3.47	108,035	614	80.36
Utah	12	1,963,550	0.40	163,629	650	81.25
Vermont	2	145,527	0.03	72,763	574	66.65
Washington	59	13,584,021	2.75	230,238	617	82.75
Virginia	41	9,713,704	1.96	236,920	590	81.32
West Virginia	5	501,828	0.10	100,366	630	81.44
Wisconsin	24	2,609,224	0.53	108,718	628	78.42
Wyoming	1	98,788	0.02	98,788	651	90.00
Washington DC	2	528,728	0.11	264,364	622	80.00
Total:	2,134	$494,351,644	100.00%	$231,655	634	81.43%

Group I Loan Purpose
Loan Purpose	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Equity Refinance	977	$234,769,238	47.49%	$240,296	611	79.24%
Purchase	1,150	258,501,379	52.29	224,784	654	83.41
Rate/Term Refinance	7	1,081,026	0.22	154,432	623	83.13
Total:	2,134	$494,351,644	100.00%	$231,655	634	81.43%

Group I Occupancy
Occupancy Type	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Non-Owner Occupied	149	$26,186,466	5.30%	$175,748	656	82.49%
Primary Residence	1,908	448,765,597	90.78	235,202	631	81.41
Second/Vacation	77	19,399,582	3.92	251,943	665	80.46
Total:	2,134	$494,351,644	100.00%	$231,655	634	81.43%

Group I Property Type
Property Type	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Attached PUD	60	$13,324,296	2.70%	$222,072	641	82.07%
Condo under 5 stories	142	32,441,299	6.56	228,460	649	81.76
Detached PUD	300	76,757,481	15.53	255,858	633	83.09
Leasehold	1	74,609	0.02	74,609	583	88.00
Single Family (detached)	1,493	337,150,156	68.20	225,821	629	81.05
Townhouse/rowhouse	3	225,477	0.05	75,159	564	70.11
Two-to-four family units	135	34,378,326	6.95	254,654	664	80.93
Total:	2,134	$494,351,644	100.00%	$231,655	634	81.43%

Group I Documentation Type
Documentation Type	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	1,256	$259,485,747	52.49%	$206,597	617	81.12%
Reduced Documentation	878	234,865,896	47.51	267,501	652	81.76
Total:	2,134	$494,351,644	100.00%	$231,655	634	81.43%

Group I Prepayment Penalty Term
Prepayment Penalty	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
None	746	$153,340,327	31.02%	$205,550	634	81.99%
12	100	29,341,152	5.94	293,412	656	80.53
24	950	239,937,106	48.54	252,565	629	81.73
36	337	71,578,591	14.48	212,399	637	79.59
60	1	154,468	0.03	154,468	647	82.00
Total:	2,134	$494,351,644	100.00%	$231,655	634	81.43%

Group I IO Term
IO Term	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
None	1,727	$340,111,272	68.80%	$196,938	623	81.00%
24	90	29,801,497	6.03	331,128	667	83.37
36	38	12,912,595	2.61	339,805	656	83.23
60	279	111,526,280	22.56	399,736	654	82.01
Total:	2,134	$494,351,644	100.00%	$231,655	634	81.43%

Group I Maximum Mortgage Rate
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate	587	$88,426,549	17.89%	$150,641	637	80.65%
12.0000 - 12.9999	66	23,674,883	4.79	358,710	662	78.21
13.0000 - 13.9999	341	108,605,744	21.97	318,492	654	80.64
14.0000 - 14.9999	564	150,989,290	30.54	267,712	635	81.76
15.0000 - 15.9999	399	90,386,588	18.28	226,533	611	82.90
16.0000 - 16.9999	142	26,495,975	5.36	186,591	590	83.21
17.0000 - 17.9999	30	5,373,606	1.09	179,120	576	82.67
18.0000 - 18.9999	5	399,008	0.08	79,802	542	67.18
Total:	2,134	$494,351,644	100.00%	$231,655	634	81.43%

Group I Next Rate Adjustment Date
Next Rate Adjustment Date	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate	587	$88,426,549	17.89%	$150,641	637	80.65%
July 2007	2	523,503	0.11	261,752	631	85.28
August 2007	8	2,250,652	0.46	281,331	617	80.92
September 2007	96	28,453,248	5.76	296,388	636	81.01
October 2007	454	123,908,639	25.06	272,927	624	81.21
November 2007	735	186,398,651	37.71	253,604	634	81.72
December 2007	20	3,842,102	0.78	192,105	631	82.55
September 2008	43	8,573,324	1.73	199,380	631	85.23
October 2008	80	21,638,091	4.38	270,476	647	82.55
November 2008	106	29,552,685	5.98	278,799	649	81.16
December 2008	3	784,200	0.16	261,400	700	80.00
Total:	2,134	$494,351,644	100.00%	$231,655	634	81.43%

Group I Note Margin
Range of Note Margins (%)	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate	587	$88,426,549	17.89%	$150,641	637	80.65%
3.5000 - 3.9999	5	1,325,393	0.27	265,079	653	79.61
4.0000 - 4.4999	1	61,610	0.01	61,610	653	95.00
5.0000 - 5.4999	70	17,118,794	3.46	244,554	630	81.48
5.5000 - 5.9999	723	184,876,136	37.40	255,707	633	82.70
6.0000 - 6.4999	630	177,476,185	35.90	281,708	641	81.74
6.5000 - 6.9999	58	14,699,719	2.97	253,443	580	76.98
7.0000 - 7.4999	59	10,161,891	2.06	172,235	564	66.10
8.0000 - 8.4999	1	205,368	0.04	205,368	502	85.00
Total:	2,134	$494,351,644	100.00%	$231,655	634	81.43%

Group II Collateral Summary
Current Principal Balance	$429,878,808.64
Number of Mortgage Loans	2,643

	Average	Minimum	Maximum
Original Principal Balance	$162,824.06	$17,200.00	$531,250.00
Current Principal Balance	$162,648.05	$17,116.63	$530,684.73

	Weighted Average	Minimum	Maximum
Original Term (mos)	358	120	360
Age (mos)	2	0	10
Gross Mortgage Rate	7.639%	5.375%	13.150%
Loan-to-Value Ratio	79.38%	13.00%	100.00%
Credit Score	612	500	813

Margin (%)	6.044%	3.640%	8.450%
Initial Periodic Cap (%)	1.498%	1.000%	1.500%
Periodic Cap (%)	1.498%	1.000%	1.500%
Maximum Mortgage Rate (%)	14.659%	12.375%	19.000%
Minimum Mortgage Rate (%)	7.662%	5.000%	12.000%
Next Rate Adj. (mos)	25	14	35

Lien Position	% of Loan Group	Loan Type	% of Loan Group
1st Lien	98.83%	Adjustable-rate	75.27%
		Fixed-rate	24.73%
Occupancy	% of Loan Group
Primary Residence	85.96%	Loan Purpose	% of Loan Group
Non-Owner Occupied	8.34%	Purchase	14.49%
Second/Vacation	5.71%	Equity Refinance	85.04%
		Rate/Term Refinance	0.48%
Documentation	% of Loan Group
Full Documentation	70.11%	Property Type	% of Loan Group
Reduced Documentation	29.89%	Single Family (detached)	73.94%
		Detached PUD	10.63%
Servicing	% of Loan Group	Two-to-four family units	7.22%
Homecomings	100.00%	Condo under 5 stories	5.77%
		Attached PUD	2.06%
		Townhouse/rowhouse	0.18%
		Leasehold	0.13%
		Mid-rise condo (5-8 stories)	0.07%

		% over Prepayment Penalty	72.40%
		% with Interest Only Period	23.00%

Group II Credit Scores
Range of Credit Scores	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Original LTV
500 - 519	170	$25,818,570	6.01%	$151,874	509
520 - 539	206	30,115,618	7.01	146,192	530
540 - 559	235	37,327,421	8.68	158,840	549
560 - 579	255	40,929,256	9.52	160,507	569
580 - 599	316	53,701,591	12.49	169,942	589
600 - 619	321	52,529,716	12.22	163,644	610
620 - 639	339	56,649,638	13.18	167,108	630
640 - 659	247	40,700,286	9.47	164,778	649
660 - 679	204	35,234,551	8.20	172,718	669
680 - 699	136	22,482,870	5.23	165,315	689
700 - 719	75	12,882,667	3.00	171,769	709
720 - 739	47	7,436,898	1.73	158,232	731
740 - 759	46	7,252,709	1.69	157,668	749
760 or greater	46	6,817,018	1.59	148,196	781
Total:	2,643	$429,878,809	100.00%	$162,648	612

Group II Original Mortgage Loan Balance
Range of Original Balances ($)	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	748	$50,469,765	11.74%	$67,473	603	81.43%
100,001 - 200,000	1,106	162,523,289	37.81	146,947	609	78.63
200,001 - 300,000	571	141,819,889	32.99	248,371	614	78.30
300,001 - 400,000	194	64,085,725	14.91	330,339	617	81.37
400,001 - 500,000	19	8,381,842	1.95	441,150	652	82.54
500,001 - 600,000	5	2,598,299	0.60	519,660	635	85.60
Total:	2,643	$429,878,809	100.00%	$162,648	612	79.38%

Group II Net Mortgage Rates
Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
4.5000 - 4.9999	1	$81,018	0.02%	$81,018	701	38.00%
5.0000 - 5.4999	46	10,407,327	2.42	226,246	652	69.43
5.5000 - 5.9999	190	40,309,185	9.38	212,154	647	74.30
6.0000 - 6.4999	347	71,418,777	16.61	205,818	633	76.08
6.5000 - 6.9999	410	77,259,918	17.97	188,439	620	78.60
7.0000 - 7.4999	512	86,480,560	20.12	168,907	603	80.58
7.5000 - 7.9999	380	57,784,115	13.44	152,063	596	82.13
8.0000 - 8.4999	330	46,084,999	10.72	139,652	590	83.48
8.5000 - 8.9999	181	22,444,620	5.22	124,003	580	82.23
9.0000 - 9.4999	109	10,013,400	2.33	91,866	574	82.30
9.5000 - 9.9999	56	3,822,014	0.89	68,250	575	84.40
10.0000 - 10.4999	35	2,019,746	0.47	57,707	596	87.62
10.5000 - 10.9999	19	727,943	0.17	38,313	612	95.37
11.0000 - 11.4999	19	702,707	0.16	36,985	606	92.09
11.5000 - 11.9999	5	180,545	0.04	36,109	607	100.00
12.0000 - 12.4999	2	119,942	0.03	59,971	601	100.00
12.5000 - 12.9999	1	21,995	0.01	21,995	584	100.00
Total:	2,643	$429,878,809	100.00%	$162,648	612	79.38%

Group II Mortgage Rates
Range of Mortgage Rates (%)	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
5.0000 - 5.4999	1	$81,018	0.02%	$81,018	701	38.00%
5.5000 - 5.9999	63	14,068,092	3.27	223,303	657	69.73
6.0000 - 6.4999	204	42,710,773	9.94	209,367	649	74.82
6.5000 - 6.9999	370	74,960,953	17.44	202,597	633	76.82
7.0000 - 7.4999	359	65,922,778	15.34	183,629	617	78.31
7.5000 - 7.9999	522	89,764,759	20.88	171,963	604	80.59
8.0000 - 8.4999	351	55,008,261	12.80	156,719	593	82.28
8.5000 - 8.9999	336	46,679,353	10.86	138,927	589	82.95
9.0000 - 9.4999	178	21,463,186	4.99	120,580	577	82.34
9.5000 - 9.9999	120	11,583,110	2.69	96,526	573	82.32
10.0000 - 10.4999	53	3,685,979	0.86	69,547	565	83.67
10.5000 - 10.9999	37	1,926,577	0.45	52,070	613	90.23
11.0000 - 11.4999	18	808,672	0.19	44,926	590	90.27
11.5000 - 11.9999	20	796,059	0.19	39,803	610	92.68
12.0000 - 12.4999	7	244,312	0.06	34,902	584	92.84
12.5000 - 12.9999	3	152,933	0.04	50,978	605	100.00
13.0000 - 13.4999	1	21,995	0.01	21,995	584	100.00
Total:	2,643	$429,878,809	100.00%	$162,648	612	79.38%

Group II Original Loan-to-Value Ratios
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score
0.01 - 50.00	89	$12,430,085	2.89%	$139,664	622
50.01 - 55.00	62	10,749,438	2.50	173,378	619
55.01 - 60.00	60	10,831,447	2.52	180,524	596
60.01 - 65.00	111	18,962,100	4.41	170,830	601
65.01 - 70.00	171	30,125,603	7.01	176,173	588
70.01 - 75.00	242	42,773,668	9.95	176,751	586
75.01 - 80.00	727	119,789,391	27.87	164,772	618
80.01 - 85.00	375	65,134,326	15.15	173,692	592
85.01 - 90.00	457	80,821,240	18.80	176,852	630
90.01 - 95.00	191	31,458,533	7.32	164,704	637
95.01 - 100.00	158	6,802,977	1.58	43,057	661
Total:	2,643	$429,878,809	100.00%	$162,648	612

Group II Debt-to-Income
Debt-to-Income Ratios (%)	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
20.00 or less	87	$12,033,544	2.80%	$138,317	611	74.12%
20.01 - 25.00	109	15,625,801	3.63	143,356	615	76.70
25.01 - 30.00	229	32,617,934	7.59	142,436	613	79.05
30.01 - 35.00	322	49,988,900	11.63	155,245	608	77.36
35.01 - 40.00	393	62,707,301	14.59	159,561	610	79.07
40.01 - 45.00	572	95,198,635	22.15	166,431	610	80.12
45.01 - 50.00	762	132,188,917	30.75	173,476	619	82.11
50.01 - 55.00	156	27,051,217	6.29	173,405	592	73.00
55.01 - 60.00	13	2,466,559	0.57	189,735	577	70.22
Total:	2,643	$429,878,809	100.00%	$162,648	612	79.38%

Group II State Distributions of Mortgaged Properties
State or Territory	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Alabama	26	$2,715,883	0.63%	$104,457	593	83.27%
Alaska	6	885,850	0.21	147,642	637	79.82
Arizona	148	25,000,606	5.82	168,923	612	81.51
Arkansas	21	1,947,439	0.45	92,735	613	81.51
California	467	109,484,660	25.47	234,443	618	73.08
Colorado	50	8,222,140	1.91	164,443	623	83.81
Connecticut	36	5,929,494	1.38	164,708	604	81.45
Delaware	5	1,100,729	0.26	220,146	589	80.29
Florida	296	46,983,488	10.93	158,728	612	80.12
Georgia	79	9,799,817	2.28	124,048	622	84.95
Hawaii	34	9,807,133	2.28	288,445	641	79.83
Idaho	12	1,564,510	0.36	130,376	624	82.34
Illinois	109	15,722,429	3.66	144,242	616	82.98
Indiana	36	2,998,450	0.70	83,290	599	83.25
Iowa	22	2,057,628	0.48	93,529	605	82.89
Kansas	14	1,328,293	0.31	94,878	592	84.39
Kentucky	14	1,412,696	0.33	100,907	617	89.01
Louisiana	12	1,277,344	0.30	106,445	615	84.78
Maine	10	1,342,581	0.31	134,258	621	78.63
Maryland	69	11,860,679	2.76	171,894	580	78.43
Massachusetts	74	17,258,175	4.01	233,219	595	82.33
Michigan	90	10,815,407	2.52	120,171	602	84.12
Minnesota	33	5,057,240	1.18	153,250	621	82.80
Mississippi	15	1,341,407	0.31	89,427	593	86.88
Missouri	37	3,971,613	0.92	107,341	578	81.53
Montana	5	672,957	0.16	134,591	677	80.41
Nebraska	12	1,348,895	0.31	112,408	601	80.42
Nevada	53	10,312,913	2.40	194,583	622	79.79
New Hampshire	6	1,024,429	0.24	170,738	598	84.31
New Jersey	72	13,466,770	3.13	187,038	623	78.92
New Mexico	21	2,560,605	0.60	121,934	625	84.10
New York	80	19,240,730	4.48	240,509	625	78.10
North Carolina	22	2,889,454	0.67	131,339	600	86.15
North Dakota	1	90,275	0.02	90,275	694	80.00
Ohio	96	9,997,592	2.33	104,142	619	87.65
Oklahoma	16	1,518,628	0.35	94,914	605	85.79
Oregon	35	5,170,382	1.20	147,725	612	82.65
Pennsylvania	64	7,964,904	1.85	124,452	598	81.81
Rhode Island	12	2,647,630	0.62	220,636	637	77.94
South Carolina	32	3,615,408	0.84	112,982	568	83.12
South Dakota	3	216,881	0.05	72,294	666	84.35
Tennessee	38	3,204,752	0.75	84,336	611	83.46
Texas	181	16,728,660	3.89	92,424	591	81.05
Utah	13	1,547,710	0.36	119,055	630	83.73
Vermont	4	454,163	0.11	113,541	608	80.52
Washington	57	9,984,246	2.32	175,162	605	82.67
Virginia	56	9,333,739	2.17	166,674	597	78.98
West Virginia	4	538,926	0.13	134,732	523	82.17
Wisconsin	38	4,406,839	1.03	115,969	609	83.46
Wyoming	2	205,279	0.05	102,639	546	84.20
Washington DC	5	850,350	0.20	170,070	637	73.15
Total:	2,643	$429,878,809	100.00%	$162,648	612	79.38%

Group II Loan Purpose
Loan Purpose	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Equity Refinance	2,111	$365,561,485	85.04%	$173,170	604	78.43%
Purchase	519	62,269,868	14.49	119,980	658	85.07
Rate/Term Refinance	13	2,047,456	0.48	157,497	607	76.02
Total:	2,643	$429,878,809	100.00%	$162,648	612	79.38%

Group II Occupancy
Occupancy Type	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Non-Owner Occupied	250	$35,834,763	8.34%	$143,339	656	83.85%
Primary Residence	2,247	369,503,266	85.96	164,443	604	78.80
Second/Vacation	146	24,540,779	5.71	168,088	668	81.58
Total:	2,643	$429,878,809	100.00%	$162,648	612	79.38%

Group II Property Type
Property Type	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Attached PUD	52	$8,850,263	2.06%	$170,197	623	79.87%
Condo under 5 stories	156	24,786,845	5.77	158,890	632	81.46
Detached PUD	254	45,695,003	10.63	179,902	601	80.25
Leasehold	4	573,952	0.13	143,488	566	83.96
Mid-rise condo (5-8 stories)	3	313,249	0.07	104,416	704	92.56
Single Family (detached)	2,031	317,840,168	73.94	156,494	608	78.98
Townhouse/rowhouse	6	789,517	0.18	131,586	596	81.98
Two-to-four family units	137	31,029,812	7.22	226,495	644	80.08
Total:	2,643	$429,878,809	100.00%	$162,648	612	79.38%

Group II Documentation Type
Documentation Type	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	1,933	$301,380,203	70.11%	$155,913	601	79.43%
Reduced Documentation	710	128,498,605	29.89	180,984	638	79.27
Total:	2,643	$429,878,809	100.00%	$162,648	612	79.38%

Group II Prepayment Penalty Term
Prepayment Penalty	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
None	795	$118,628,350	27.60%	$149,218	609	81.29%
12	80	16,078,766	3.74	200,985	629	79.87
24	1,135	195,281,469	45.43	172,054	604	79.57
36	633	99,890,223	23.24	157,804	627	76.67
Total:	2,643	$429,878,809	100.00%	$162,648	612	79.38%

Group II IO Term
IO Term	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
None	2,169	$330,993,619	77.00%	$152,602	603	78.69%
24	86	17,095,147	3.98	198,781	639	80.76
36	58	11,770,750	2.74	202,944	626	84.92
60	330	70,019,293	16.29	212,180	645	81.36
Total:	2,643	$429,878,809	100.00%	$162,648	612	79.38%

Group II Maximum Mortgage Rate
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate	792	$106,305,994	24.73%	$134,225	621	76.94%
12.0000 - 12.9999	57	12,374,002	2.88	217,088	654	70.64
13.0000 - 13.9999	381	77,466,121	18.02	203,323	635	78.23
14.0000 - 14.9999	670	124,069,489	28.86	185,178	609	80.23
15.0000 - 15.9999	513	80,988,575	18.84	157,872	591	83.03
16.0000 - 16.9999	196	25,598,918	5.95	130,607	572	81.62
17.0000 - 17.9999	30	2,551,931	0.59	85,064	546	79.27
18.0000 - 18.9999	3	473,793	0.11	157,931	530	75.73
19.0000 - 19.9999	1	49,986	0.01	49,986	527	65.00
Total:	2,643	$429,878,809	100.00%	$162,648	612	79.38%

Group II Next Rate Adjustment Date
Next Rate Adjustment Date	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate	792	$106,305,994	24.73%	$134,225	621	76.94%
February 2007	1	117,856	0.03	117,856	646	90.00
March 2007	1	192,118	0.04	192,118	539	90.00
July 2007	2	185,143	0.04	92,571	597	79.10
August 2007	13	1,975,855	0.46	151,989	602	75.83
September 2007	89	17,738,984	4.13	199,314	603	80.41
October 2007	564	105,684,382	24.58	187,384	598	80.13
November 2007	792	133,945,129	31.16	169,123	605	79.62
December 2007	11	1,238,910	0.29	112,628	615	82.35
May 2008	1	225,250	0.05	225,250	676	85.00
September 2008	46	7,030,069	1.64	152,828	619	81.23
October 2008	151	26,266,677	6.11	173,952	637	82.34
November 2008	180	28,972,442	6.74	160,958	638	80.64
Total:	2,643	$429,878,809	100.00%	$162,648	612	79.38%

Group II Note Margin
Range of Note Margins (%)	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate	792	$106,305,994	24.73%	$134,225	621	76.94%
3.5000 - 3.9999	12	1,490,433	0.35	124,203	581	81.15
4.0000 - 4.4999	1	138,200	0.03	138,200	572	83.00
5.0000 - 5.4999	98	18,657,869	4.34	190,386	603	80.47
5.5000 - 5.9999	954	164,412,854	38.25	172,341	614	81.31
6.0000 - 6.4999	583	106,933,998	24.88	183,420	617	80.66
6.5000 - 6.9999	105	17,613,167	4.10	167,744	563	73.96
7.0000 - 7.4999	96	13,974,330	3.25	145,566	557	70.35
7.5000 - 7.9999	1	160,200	0.04	160,200	638	90.00
8.0000 - 8.4999	1	191,764	0.04	191,764	500	85.00
Total:	2,643	$429,878,809	100.00%	$162,648	612	79.38%

Rating Agency Contacts
	name	Phone extension
Moody's:	Arif Kaya Bekiroglu	(212) 553-7761
S&P:	Carissa Hinman	(212) 438-1567

$870,750,000 (Approximate)

GMAC RFC

Mortgage Asset-Backed Pass-Through Certificates,

Series 2005-NC1

RAMP Series 2005-NC1 Trust

Issuer

NEW CENTURY MORTGAGE CORPORATION and home 123 corporation

Originators

Residential Asset Mortgage Products, Inc.

Depositor (SEC File No. 333-125485)

Residential Funding Corporation

Master Servicer

DECEMBER 12, 2005

CREDIT SUISSE FIRST BOSTON

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

This communication is being delivered to you solely to provide you with information about the offering of the certificates referred to in this communication and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have provided written or electronic notice to you expressly accepting your offer to purchase certificates. You may withdraw your offer to purchase certificates at any time prior to receipt of notice of acceptance. The information in this communication supersedes any information contained in any prior materials relating to the certificates.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

Net WAC Cap Schedule

Group I
Month	(%)[1]	(%)[2]	Month	(%)[1]	(%)[2]
1	NA	NA	39	9.72	14.00
2	6.66	14.00	40	8.78	14.00
3	7.38	14.00	41	9.18	14.00
4	6.66	14.00	42	8.91	14.00
5	6.88	14.00	43	9.20	14.00
6	6.66	14.00	44	8.90	14.00
7	6.88	14.00	45	8.89	14.00
8	6.66	14.00	46	9.18	14.00
9	6.66	14.00	47	8.89	14.00
10	6.89	14.00	48	9.19	14.00
11	6.66	14.00	49	8.88	14.00
12	6.89	14.00	50	8.87	14.00
13	6.66	14.00	51	9.82	14.00
14	6.66	14.00	52	8.86	14.00
15	7.38	14.00	53	9.14	14.00
16	6.67	14.00	54	8.84	14.00
17	6.89	14.00	55	9.13	14.00
18	6.67	14.00	56	8.83	14.00
19	6.89	14.00	57	8.82	14.00
20	6.67	14.00	58	9.10	14.00
21	6.67	14.00	59	8.80	14.00
22	6.89	14.00	60	9.09	14.00
23	7.61	14.00	61	8.78	11.35
24	7.90	14.00	62	8.78	11.33
25	7.64	14.00	63	9.71	12.52
26	7.64	14.00	64	8.76	11.29
27	8.16	14.00	65	9.04	11.65
28	7.63	14.00	66	8.74	11.25
29	8.76	14.00	67	9.03	11.61
30	8.51	14.00	68	8.73	11.22
31	8.79	14.00	69	8.72	11.20
32	8.49	14.00	70	9.00	11.55
33	8.49	14.00	71	8.70	11.16
34	8.77	14.00	72	8.98	11.51
35	8.77	14.00	73	8.68	11.12
36	9.10	14.00	74	8.67	11.10
37	8.80	14.00	75	9.26	11.84
38	8.79	14.00

(1) Assumes 1-month LIBOR remains constant at 4.360% and 6-month LIBOR remains constant at 4.649% and run at the Pricing Speed to call. Also assumes no payments are received under the Yield Maintenance Agreement.

(2) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase to a level beyond the highest maximum obtainable rate on the Mortgage Loans and run at the Pricing Speed to call. Assumes payments are received from the related Yield Maintenance Agreement and is capped at 14% per annum.

Net WAC Cap Schedule

Group II
Month	(%)[1]	(%)[2]	Month	(%)[1]	(%)[2]
1	NA	NA	39	9.37	14.00
2	6.72	14.00	40	8.45	14.00
3	7.44	14.00	41	8.89	14.00
4	6.72	14.00	42	8.61	14.00
5	6.94	14.00	43	8.89	14.00
6	6.72	14.00	44	8.59	14.00
7	6.94	14.00	45	8.58	14.00
8	6.72	14.00	46	8.86	14.00
9	6.72	14.00	47	8.59	14.00
10	6.94	14.00	48	8.87	14.00
11	6.72	14.00	49	8.57	14.00
12	6.94	14.00	50	8.56	14.00
13	6.72	14.00	51	9.47	14.00
14	6.72	14.00	52	8.54	14.00
15	7.44	14.00	53	8.82	14.00
16	6.72	14.00	54	8.53	14.00
17	6.94	14.00	55	8.80	14.00
18	6.72	14.00	56	8.51	14.00
19	6.95	14.00	57	8.50	14.00
20	6.72	14.00	58	8.77	14.00
21	6.72	14.00	59	8.48	14.00
22	6.95	14.00	60	8.75	14.00
23	7.52	14.00	61	8.46	10.74
24	7.81	14.00	62	8.45	10.72
25	7.55	14.00	63	9.34	11.84
26	7.54	14.00	64	8.43	10.68
27	8.06	14.00	65	8.70	11.01
28	7.54	14.00	66	8.41	10.63
29	8.52	14.00	67	8.68	10.96
30	8.27	14.00	68	8.39	10.59
31	8.54	14.00	69	8.38	10.57
32	8.26	14.00	70	8.65	10.90
33	8.25	14.00	71	8.36	10.52
34	8.52	14.00	72	8.63	10.85
35	8.48	14.00	73	8.34	10.48
36	8.77	14.00	74	8.33	10.46
37	8.48	14.00	75	8.90	11.16
38	8.47	14.00

(1) Assumes 1-month LIBOR remains constant at 4.360% and 6-month LIBOR remains constant at 4.649% and run at the Pricing Speed to call. Also assumes no payments are received under the Yield Maintenance Agreement.

(2) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase to a level beyond the highest maximum obtainable rate on the Mortgage Loans and run at the Pricing Speed to call. Assumes payments are received from the related Yield Maintenance Agreement and is capped at 14% per annum.

Bond Sensitivity Tables

To Call
	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
A-I-1
WAL	14.57	1.63	1.22	1.00	0.85	0.74
Mod Duration @ Par	10.24	1.55	1.17	0.97	0.82	0.72
Principal Window	1 - 261	1 - 37	1 - 25	1 - 21	1 - 18	1 - 15
Principal # Months	261	37	25	21	18	15
A-I-2
WAL	23.28	3.81	2.57	2.00	1.73	1.50
Mod Duration @ Par	14.21	3.47	2.41	1.90	1.65	1.44
Principal Window	261 - 297	37 - 56	25 - 38	21 - 28	18 - 23	15 - 21
Principal # Months	37	20	14	8	6	7
A-I-3
WAL	26.93	7.17	4.76	3.50	2.71	2.20
Mod Duration @ Par	15.23	6.00	4.22	3.20	2.52	2.07
Principal Window	297 - 346	56 - 130	38 - 86	28 - 63	23 - 49	21 - 39
Principal # Months	50	75	49	36	27	19
A-I-4
WAL	29.19	12.48	8.33	6.07	4.69	3.72
Mod Duration @ Par	15.68	9.34	6.83	5.24	4.17	3.38
Principal Window	346 - 351	130 - 154	86 - 103	63 - 75	49 - 58	39 - 46
Principal # Months	6	25	18	13	10	8
A-II
WAL	21.26	5.19	3.52	2.64	2.10	1.73
Mod Duration @ Par	12.90	4.31	3.10	2.40	1.95	1.63
Principal Window	1 - 351	1 - 154	1 - 103	1 - 75	1 - 58	1 - 46
Principal # Months	351	154	103	75	58	46

To Maturity
	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
A-I-1
WAL	14.57	1.63	1.22	1.00	0.85	0.74
Mod Duration @ Par	10.24	1.55	1.17	0.97	0.82	0.72
Principal Window	1 - 261	1 - 37	1 - 25	1 - 21	1 - 18	1 - 15
Principal # Months	261	37	25	21	18	15
A-I-2
WAL	23.28	3.81	2.57	2.00	1.73	1.50
Mod Duration @ Par	14.21	3.47	2.41	1.90	1.65	1.44
Principal Window	261 - 297	37 - 56	25 - 38	21 - 28	18 - 23	15 - 21
Principal # Months	37	20	14	8	6	7
A-I-3
WAL	26.93	7.17	4.76	3.50	2.71	2.20
Mod Duration @ Par	15.23	6.00	4.22	3.20	2.52	2.07
Principal Window	297 - 346	56 - 130	38 - 86	28 - 63	23 - 49	21 - 39
Principal # Months	50	75	49	36	27	19
A-I-4
WAL	29.52	15.29	10.39	7.63	5.89	4.67
Mod Duration @ Par	15.77	10.66	8.04	6.29	5.06	4.13
Principal Window	346 - 359	130 - 309	86 - 230	63 - 173	49 - 135	39 - 108
Principal # Months	14	180	145	111	87	70
A-II
WAL	21.30	5.61	3.84	2.89	2.30	1.89
Mod Duration @ Par	12.91	4.51	3.29	2.57	2.09	1.75
Principal Window	1 - 359	1 - 311	1 - 234	1 - 177	1 - 138	1 - 112
Principal # Months	359	311	234	177	138	112

Rating Agency Contacts
	Name	phone extension
Moody's:	Arif Kaya Bekiroglu	(212) 553-7761
S&P:	Carissa Hinman	(212) 438-1567